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                                                                     EXHIBIT 2.7



                   SUPPLEMENTAL CALL AND PUT OPTION AGREEMENT


This SUPPLEMENTAL CALL AND PUT OPTION AGREEMENT is made as of this the 27th day of September, 2002 by and between:


A.      _____________________, son / daughter / wife of _______________________, residing at ____________________________________________________________
        (hereinafter referred to as "OPTIONEE" which expression shall unless it be repugnant to the context be deemed to include his legal heirs, executors and administrators);

B. WIPRO LIMITED, a company incorporated under the Companies Act ,1956,, having its registered office at Doddakannelli, Sarjapur Road, Bangalore 560 035, (hereinafter referred to as "WIPRO" which expression shall unless it be repugnant to the context be deemed to include its successors and assigns); and

C. SPECTRAMIND ESERVICES PRIVATE LIMITED, a company incorporated under the Companies Act ,1956,, having its registered office at 239, Okhla Industrial Estate Phase III, New Delhi 110020, India (hereinafter referred to as "COMPANY" which expression shall unless it be repugnant to the context be deemed to include its representatives, successors and assigns).

And is supplemental to the Call and Put Option Agreement - _____________________ executed between the Parties hereto (hereinafter referred to as the "PRINCIPAL CALL AND PUT OPTION AGREEMENT")

WHEREAS

A. By the Principal Call and Put Option Agreement, Optionee and Wipro executed a Call and Put Option over the Option Shares subject to and in accordance with the terms and conditions of stated there under.

B. With a view to accurately reflect their mutual understanding, the Parties propose to amend and vary certain definitions in the Principal Call and Put Option Agreement.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS MADE HEREIN, THE PARTIES HEREBY AGREE TO AMEND THE PRINCIPAL STOCK OPTION AGREEMENT AS FOLLOWS:


1.      MODIFICATION OF DEFINITION OF  CALL/PUT OPTION PERIOD

        The definition of Call/Put Option Period shall now read as follows -

        "CALL/PUT OPTION PERIOD" shall mean the six months period commencing from the day which is 190 days following each of the Acquisition Date



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2.      MODIFICATION OF DEFINITION OF FAIR MARKET VALUE

        The definition of Fair Market Value shall now read as follows -

        "FAIR MARKET VALUE" shall mean the value of each Equity Share, based on enterprise value of the Company divided by the number of shares of the Company on a fully diluted and as fully converted basis, as applicable for the quarter in which the Notice Date falls. The enterprise value will be as determined by an External Independent Valuer of international repute, as the case may be by reference to (i) liquidity, (ii) yield capabilities, (iii) book value, and (iv) average metrics of the top five listed global companies comparable in the same space in which the Company is operating. The Fair Market Value shall be determined initially as of April 1st 2003 and thereafter on at least a semi-annual basis commencing from such date.


3.      OTHER TERMS AND CONDITIONS

        Save as aforesaid the other terms and conditions stated in the Principal Call and Put Option Agreement shall remain unchanged and shall continue to be in full force and effect.

IN WITNESS WHEREOF the Parties hereto have caused this Supplemental Call and Put Option Agreement to be executed as of the day and year first above written

        SIGNED BY                                         )
        OPTIONEE BEING                                    )

        In the presence of                                )


        SIGNED BY                                         )
        For and on behalf of                              )
        WIPRO LIMITED                                     )

        In the presence of                                )


        SIGNED BY                                         )
        For and on behalf of                              )
        SPECTRAMIND ESERVICES PRIVATE LIMITED             )

        In the presence of                                )